UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2017

GAMING AND LEISURE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement

On December 17, 2017, Gaming and Leisure Properties, Inc. (the “Company”) entered into a Consent Agreement (the “Consent Agreement”) by and among the Company, Gold Merger Sub, LLC, PA Meadows, LLC, WTA II, Inc., CCR Pennsylvania Racing, Inc., Penn National Gaming, Inc. (“Penn”), Pinnacle Entertainment, Inc. (“Pinnacle”), PNK Development 33, LLC and Pinnacle MLS, LLC. The Consent Agreement sets forth certain agreements among the parties in connection with the proposed acquisition of Pinnacle by Penn (the “Merger”) pursuant to a definitive agreement and plan of merger between them, also dated December 17, 2017. Through its subsidiaries, the Company is the landlord under master leases with subsidiaries of both Penn and Pinnacle and has a consent right with respect to any divestitures effected in connection with the Merger.

Pursuant to the Consent Agreement, subject to and concurrently with the completion of the Merger, the Company has agreed to, among other things, amend its master lease with Pinnacle to allow for the sale by Pinnacle of the operating assets at Ameristar Casino Hotel Kansas City, Ameristar Casino Resort Spa St. Charles and Belterra Casino Resort to Boyd Gaming Corporation (“Boyd”), and to enter into a new master lease agreement with Boyd on terms similar to the Company’s existing leases. Rent under the new Boyd master lease will initially be set at approximately $98.1 million annually for the three divested properties described above. Rent for the remaining properties in the Pinnacle master lease is expected to initially be set at approximately $284.7 million annually.

In connection with the Consent Agreement, the Company also agreed to acquire the physical assets at Penn’s Plainridge Park Casino ("Plainridge Park") and Pinnacle’s Belterra Park Gaming & Entertainment ("Belterra Park") for an aggregate amount of approximately $315.2 million. Plainridge Park will be added to the Pinnacle master lease with additional annual rent of approximately $25.0 million, which will not be subject to any escalators or revenue reset adjustments. Belterra Park will be added to the new master lease agreement with Boyd with additional initial annual rent estimated to be approximately $7.2 million, which will be subject to the same escalators and revenue adjustments as the other properties in that lease.

In addition, the Consent Agreement provides that, subject to and concurrently with the completion of the Merger, the Pinnacle master lease will be amended to include an additional approximately $13.9 million of annual fixed rent. This rent will not be subject to adjustment and will be excluded from the calculation of the escalator in the Pinnacle master lease. The existing master lease agreement between the Company and Penn will not be impacted by the proposed transactions.

The Merger and the other transactions contemplated by the Consent Agreement are subject to customary closing conditions, including the receipt of regulatory approvals, and there can be no assurances that such conditions will be satisfied or that the transactions will be consummated on the terms set forth above or at all. Upon entering into the new Boyd master lease, amendment to the Pinnacle master lease or any other material amendment or new material agreement in connection with the Company’s performance of its obligations under the Consent Agreement, the Company will file such amendment or material agreement as an exhibit to the Company’s filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) at such time and in such manner as required by the Exchange Act.

The foregoing description of the Consent Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Consent Agreement, which is filed as Exhibit 10.1 to this Current Report on Form
8-K.

Item 7.01.    Regulation FD Disclosure

On December 18, 2017, the Company issued a press release announcing its participation in the transactions described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities thereof, nor shall it be incorporated by reference into any filings under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1
Consent Agreement by and among Gaming and Leisure Properties, Inc., Gold Merger Sub, LLC, PA Meadows, LLC, WTA II, Inc., CCR Pennsylvania Racing, Inc., Penn National Gaming, Inc., Pinnacle Entertainment, Inc., PNK Development 33, LLC and Pinnacle MLS, LLC dated December 17, 2017

99.1	Gaming and Leisure Properties, Inc. Press Release, dated December 18, 2017

* * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 19, 2017	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ William J. Clifford
	Name:	William J. Clifford
	Title:	Chief Financial Officer

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